EXHIBIT 99.1

COLLEXIS B.V. AND SUBSIDIARIES

Unaudited Consolidated Financial Statements
Nine Months ended September 30, 2006 and 2005

COLLEXIS B.V. AND SUBSIDIARIES

Collexis B.V. and Subsidiaries
Consolidated Balance Sheet
September 30, 2006
(Unaudited)

ASSETS

Current assets
Cash and cash equivalents	$1,615,322
Accounts receivable, net of allowance for doubtful accounts of $52,499	415,427
Prepaid expenses and other current assets	365,993
Total current assets	2,396,742
Property and equipment, at cost, net of accumulated depreciation of $385,405	45,770
Security deposit - rent	14,564
Long term loan	63,435
$2,520,511

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current liabilities
Accounts payable trade	$102,360
Accrued taxes and expenses	379,655
Deferred revenue	237,548
Total current liabilities	719,563
Other liabilities
Common stock to be issued	2,127.002
Commitments and contingencies	-
Stockholders’ (deficit) equity
Common stock, par value $0.06; authorized 10,000,000 shares:
4,300,495 shares issued and outstanding	275,821
Additional paid-in capital	7,436,843
Accumulated deficit	(7,940,735)
Accumulated other comprehensive income	(97,983)
(326,054)
$2,520,511

The accompanying notes are an integral part of these consolidated financial statements.

Collexis B.V. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Nine months ended
	September 30,
	2006	2005
Revenue
Services	$591,518	$645,945
Licenses	185,599	220,708
Maintenance	325,266	275,179
Hardware and hosting	39,428	63,331
	1,141,811	1,205,163
Operating expenses
Third party services	426,321	169,204
Licenses	5,255	-
Hosting	18,248	26,216
Commissions	50,177	155,988
Selling and marketing	71,185	13,313
General and administrative	2,714,077	1,048,173
	3,285,263	1,412,894
Loss before interest income and income tax expense	(2,143,452)	(207,731)
Interest income	3,718	48
Loss before income tax	(2,139,734)	(207,683)
Income tax	(1,704,474)	(33,863)
NET LOSS	$(3,844,208)	$(241,546)

Basic and diluted common shares outstanding	4,300,495	2,580,495
Basic and diluted net loss per share	$(0.89)	$(0.09)

The accompanying notes are an integral part of these consolidated financial statements.

Collexis B.V. and Subsidiaries
Consolidated Statements of Comprehensive Loss
Nine months ended September 30,
(Unaudited)

	2006	2005

Net loss	$(3,844,208)	$(241,546)
Foreign currency translation adjustment	(97,983)	5,373
Comprehensive loss	$(3,942,191)	$(236,173)

The accompanying notes are an integral part of these consolidated financial statements.

Collexis B.V. and Subsidiaries
Consolidated Statements of Stockholders’ (Deficit) Equity
(Unaudited)

					Accumulated
					other
			Additional		comprehensive
	Common Stock		paid-in	Accumulated	income
	Shares	Amount	capital	deficit	(loss)	Total

Balance - December 31, 2005	2,580,495	$162,533	$4,696,784	$(4,096,526)	$6,636	$769,427
Net loss nine months ended September 30, 2006	-	-	-	(3,844,208)	-	(3,844,208)
Stock option compensation expense	-	-	175,907	-	-	175,907
Foreign currency translation	-	-	-	-	(104,619)	(104,619)
Sale of common stock	1,720,000	113,288	2,564,152	-	-	2,677,440

Balance - September 30, 2006	4,300,495	$275,821	$7,436,843	$(7,940,735)	$(97,983)	$(326,054)

The accompanying notes are an integral part of these consolidated financial statements.

Collexis B.V. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
	September 30,
	2006	2005
Cash flows from operating activities
Net loss	$(3,844,208)	$(241,546)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	24,807	17,791
Changes in operating assets and liabilities
Accounts receivable	(89,092)	170,206
Allowance for bad debts	(2,664)	4,856
Stock option compensation expense	175,907	-
Deferred taxes	1,704,474	33,863
Prepaid expenses and other current assets	(223,170)	36,961
Long-term loans	(62,825)	-
Accounts payable	14,973	(213,655)
Accrued expenses and amounts payable	(283,947)	(157,903)
Deferred revenue	65,694	(447,210)
VAT receivable	(36,001)	(24,436)
Net cash used in operating activities	(2,556,052)	(821,073)

Cash flows from investing activities
Acquisition of equipment	(35,347)	(12,900)
Net cash used in investing activities	(35,347)	(12,900)

Cash flows from financing activities
Cash received on subscribed stock	2,127,002	500,000
Cash received on sale of stock	1,826,998	-
Net cash provided by financing activities	3,954,000	500,000

Net increase (decrease) in cash	1,362,601	(333,973)
Effect of exchange rate changes on cash	(190,075)	(77,806)
Cash and cash equivalents at beginning of year	442,796	880,872
Cash and cash equivalents at end of year	$1,615,322	$469,093

Supplemental disclosures of cash flow information:
Cash paid during the year for
Interest	$948	$489
Income taxes	$-	$-

Other item not affecting cash flows
Application of prior year collection of stock subscription to stock issuance	$850,442	$-

The accompanying notes are an integral part of these consolidated financial statements.

COLLEXIS B.V. AND SUBSIDIARIES
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1.	OPERATIONS, BUSINESS CONDITIONS, LIQUIDITY AND SIGNIFICANT ACCOUNTING POLICIES

Collexis B.V. (“the Company”) was incorporated under Dutch laws in August 1998. Through that date, the Company’s principal purpose was to develop market and implement information technology. The Company also offers consulting, implementation, training, technical support, subscription and maintenance services in support of its customers’ use of its software products.

On June 21, 2001, the capital stock of the Company was changed into 10,000,000 shares of €0.05 each. As at December 31, 2005, 2,580,495 shares were issued. On January 13th 2006, another 1,720,000 shares were issued in exchange for an obligation to pay $2,500,000.

On October 1, 2000, Collexis Healthcare B.V. and Collexis Publishing B.V. were incorporated under Dutch law. Collexis Inc. was incorporated under the provisions and subject to the requirements of the Delaware General Corporation Law on September 23, 2005. The Dutch subsidiaries did not commence activities. The Company generated a net loss of $1,891,150 and $241,546 for the periods ended September 30, 2006 and 2005, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries located in the Netherlands and in the United States. All intercompany transactions and balances have been eliminated.

Revenue Recognition

The Company recognizes revenue in accordance with Statement of Position 97-2, “Software Revenue Recognition” (“SOP 97-2”), and Statement of Position 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” Revenue from non-cancelable software licenses is recognized when the license agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. The Company recognizes license revenue from resellers when an end user has placed an order with the reseller and the above revenue recognition criteria have been met with respect to the reseller. In multiple element arrangements, the Company defers the vendor-specific objective evidence of fair value (“VSOE”) related to the undelivered elements and recognizes revenue on the delivered elements using the percentage-of-completion method.

The most commonly deferred elements are initial maintenance and consulting services. Initial maintenance is recognized on a straight-line basis over the initial maintenance term. The VSOE of maintenance is determined by using a consistent percentage of maintenance to license fee based on renewal rates. Maintenance fees in subsequent years are recognized on a straight-line basis over the life of the applicable agreement. Maintenance contracts entitle the customer to hot-line support and all unspecified product upgrades released during the term of the maintenance contract. Upgrades include any and all unspecified patches or releases related to a licensed software product. Maintenance does not include implementation services to install these upgrades. The VSOE of services is determined by using an average consulting rate per hour for consulting services sold separately multiplied by the estimate of hours required to complete the consulting engagement.

Delivery of software generally occurs when the product (on CDs) is delivered to a common carrier. Occasionally, delivery occurs through electronic means where the software is made available through our secure FTP (File Transfer Protocol) site. The Company does not offer any customers or resellers a right of return.

For software license, services and maintenance revenue, the Company assesses whether the fee is fixed and determinable, the services have been performed and whether or not collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, the fee is not considered fixed and determinable. In these cases, the Company recognizes revenue as the fees become due.

The Company assesses assuredness of collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. Collateral is not requested from customers. If it is determined that collection of a fee is not probable, the fee is deferred and revenue is recognized at the time collection becomes probable, which is generally upon receipt of cash.

The Company’s arrangements do not generally include acceptance clauses. However, if an arrangement includes an acceptance provision, acceptance occurs upon the earliest of receipt of a written customer acceptance or expiration of the acceptance period.

The majority of our training and consulting services are billed based on hourly rates. The Company generally recognizes revenue as these services are performed. However, when there is an arrangement that is based on a fixed fee or requires significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests, the Company recognizes the related revenue using the percentage of completion method of accounting. This would apply to our custom programming services, which are generally contracted on a fixed fee basis. Anticipated losses, if any, are charged to operations in the period such losses are determined to be probable.

Revenues from transaction fees associated with subscription arrangements, billable on a per transaction basis and included in services revenue on the Consolidated Statements of Operations, are recognized based on the actual number of transactions processed during the period.

In accordance with EITF Issue No. 01-14, “Income Statement Characterization of Reimbursement Received for ‘Out of Pocket’ Expenses Incurred,” reimbursements received for out-of-pocket expenses incurred are classified as services revenue in the Consolidated Statements of Operations.

Use of Management Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. Some of the significant estimates involve allowance for doubtful accounts, recoverability of capitalized software development costs, accrued expenses, provision for income taxes in foreign jurisdictions, assessment of contingencies, revenue recognition, valuation of deferred tax assets, and pro forma compensation expense pursuant to SFAS No. 123.

Cash and Cash Equivalents and Restricted Cash

Cash equivalents are stated at cost, which approximates market, and consist of short-term, highly liquid investments with original maturities of less than three months. At September 30, 2006 and 2005, there was no restricted cash.

Allowance for Doubtful Accounts

The Company evaluates the collectibility of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due, and thereby reduces the net receivable to the amount management believes is probable of collection. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and historical experience. The Company charges off receivables in cases where the Company is aware of circumstances that these are uncollectible. Any VAT tax paid is then reimbursed by the Dutch tax authorities.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets (five years for cars, furniture and fittings and three years for computers and software). Leasehold improvements are amortized using the straight-line method over the lesser of the remaining term of the lease or their estimated useful lives.

Property and equipment, net consists of:

	As of September 30,
	2006	2005

Property and equipment, at cost
Cars	$22,983	$21,038
Furniture and fittings	81,947	67,316
Computers and software	326,245	265,166
	431,175	353,520
Less: accumulated depreciation	385,405	322,131
Net property and equipment	$45,770	$31,389

Software Development Costs

The Company’s policy is to charge the costs of software development to expense in the year in which these costs occurred. Generally, costs related to projects that reach technological feasibility upon completion of a working model are not capitalized the time between establishment of the working model and general availability is of short duration. The nature of the Company’s current development for software products is generally such that it can measure technological feasibility most effectively using the working model method where the time between establishment of a working model and general availability is of short duration, which results in no costs that qualify for capitalization.

Impairment or Disposal of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company monitors events or changes in circumstances that may indicate carrying amounts of its long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of its assets by determining whether the carrying amount of its assets will be recovered through undiscounted, expected future cash flows.

Should the Company determine that the carrying values of specific long-lived assets are not recoverable, the Company would record a charge to operations to reduce the carrying value of such assets to their fair values. The Company considers various valuation factors, principally discounted cash flows, to assess the fair values of long-lived assets.

Income Taxes

Income taxes are accounted for under the asset and liability method. The asset and liability method requires that deferred tax assets be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of such assets will not be realized. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Concentration of Credit Risk

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk,” requires disclosure of any significant off-balance sheet and credit risk concentrations. The Company has no off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains the cash balances with one financial institution that appears to be adequately capitalized and its accounts receivable credit risk is not concentrated within any geographic area. The Company’s revenues are concentrated in large organizations related to healthcare, science and knowledge institutes, which are not very competitive and not rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results.

As of September 30, 2006, three customers represented 77.1% of total gross receivables (37.5%, 30% and 9.6%, individually). For the nine months ended September 30, 2006, two customers represented 73% of total gross revenues, and for the nine months ended September 30, 2005, one customer represents approximately 60% total revenues.

Foreign Currency Translation

The functional currency for the company and its subsidiaries is the local currency (the Euro). The results of operations for these companies are translated (FAS 52) from local currencies into U.S. dollars using the average exchange rates during each period. Assets and liabilities are translated using exchange rates at the end of the period with translation adjustments accumulated in stockholders’ deficit. Intercompany loans are denominated in Euros.

Stock-Based Compensation

FASB Statement No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure, an Amendment of FASB Statement No. 123” (“SFAS 148”), provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based compensation. However, it allows an entity to continue to measure compensation cost for stock instruments granted to employees using the intrinsic-value method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” provided it discloses the effect of SFAS 123, as amended by SFAS 148, in the footnotes to the financial statements. In December 2004, the FASB issued SFAS 123 (revised 2004), “Share-Based Payment” (SFAS 123R), which replaces SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options and non-vested stock grants, to be recognized as a compensation cost based on their fair values. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R no later than January 1, 2006. Through December 31, 2005, the Company has chosen to continue to account for stock-based compensation using the intrinsic-value method.

On December 1, 2005, the Company granted 36,000 unvested stock options to an employee, with a vesting term of one year subject to acceleration in accordance with the grant stipulations. The fair value of the non-vested stock options on the date of grant was $22,754. For the nine months ended September 30, 2005, the Company has not recognized compensation expenses related to non-vested stock options awards.

In December 2005, the granting of 75,000 stock options to a third party was cancelled, and the Company has paid off the related reimbursement for the amount of $118,420 in 2006.

The Company is using the modified prospective transition method when it adopted SFAS 123R beginning January 1, 2006. The Company anticipates it will grant additional employee stock options and/or non-vested stock units in the future. The fair value of these grants is not included in the amount above, as the impact of these grants cannot be predicted at this time because it will depend on the number of share-based payments granted and the then current fair values.

Had the Company elected to recognize compensation cost based on the fair value of the stock options at the date of grant under SFAS 123, as amended by SFAS 148 and SFAS 123R, however, those costs would have been recognized ratably over the vesting period of the underlying instruments. However, the Company’s net income (loss) and net income (loss) per common share would have changed to the pro-forma amounts indicated in the table below.

Nine months ended
September 30, 2005

Net loss as reported	$(241,546)
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards	(7,320)

Pro forma net loss	(248,866)

Net loss per common share
Basic and diluted - as reported	$(0.09)
Basic and diluted - pro forma	$(0.09)

NOTE 2.	ACCRUED TAX EXPENSES AND AMOUNTS PAYABLE

	As of September 30,
	2007	2006

Invoices to be received	$162,590	$67,840
Commission payable to business partners	72,474	166,802
Staff expenses payable	42,459	58,023
Wage tax and social security premiums	28,487	8,003
Stock options buy off SyynX	25,374	-
Accrued general expenses	22,915	19,462
Board of directors	22,139	21,041
Administration fee payable	3,217	7,140
Total	$379,655	$348,311

NOTE 3.	LEASE OBLIGATIONS

The Company leases office space, vehicles and equipment under non-cancelable operating leases. Rent expense charged to operations in the accompanying consolidated statements of operations for office space, vehicles and equipment under operating leases was $148,588 and $144,344 for the periods ended September 30, 2006 and 2005, respectively.

The Company is obligated under two operating leases for real property. The first lease was for the period June 1, 2001 to May 31, 2004. The lease included two extensions, the first for two years to May 31, 2006 and the second for five years to May 31, 2011, both of which were exercised. This lease contains annual escalations based on the consumer price index of the Netherlands. The second lease is for additional space for a period of one year from January 1 to December 31, 2007.

Scheduled future minimum payments required for non-cancelable operating leases are as follows:

	Office rent	Car leases	Computer

2006	$43,336	$122,662	$6,563
2007	56,724	107,153	1,094
2008	43,336	81,367	-
2009	43,336	55,091	-
2010	43,336	3,887	-
Thereafter	18,057	-	-
Total	$248,125	$370,159	$7,657

NOTE 4. RELATED PARTY TRANSACTIONS

Two shareholders of the Company have invoiced management fees for the nine months ended September 30, 2006 and 2005 respectively, in the amounts of $399,640 and $271,305, respectively, in accordance with executed management agreements. The amounts receivable from these shareholders was $18,967 and $31,106 as at September 30, 2006 and 2005, respectively. These receivables bear an interest of 3.5% per annum.

In December 2005, the granting of 75,000 stock options to SyynX WebSolutions GmbH, a German corporation (“SyynX”), was cancelled, and the Company has paid off the related reimbursement for $118,420 in 2006.

NOTE 5. INCOME TAXES

The Company’s deferred tax assets consist exclusively of net operating loss carry forwards. At December 31, 2005, the Company had Dutch net operating loss carry-forwards of $4,483,478 which are available to offset future Dutch taxable income, if any, and which does not expire.

As of September 30, 2006 and 2005, the Company had deferred tax assets, principally based on net operating loss carryforwards of $1,794,692 and $1,432,281, respectively, which may be applied against future taxable income and which expire beginning in 2011. As a result of the uncertainty that the Company will be able to use net operating loss carryforwards against taxable income in either the Netherlands or the United States in the foreseeable future, the Company has provided for a full valuation allowance during fiscal year 2006. Accordingly, at September 30, 2006 and 2005, the deferred tax assets (representing the potential future tax savings) related to the carryforwards, were as follows:

	2006	2005

Deferred Tax Asset	$1,794,692	$1,432,281
Less: Valuation Allowance	(1,794,692)	-
Net Deferred Tax Asset	$-	$1,432,281

As a result of the uncertainty that net operating loss carryforwards will be able to be utilized against taxable income in either the Netherlands or the United States in the foreseeable future, the Company has provided for a full valuation allowance during fiscal year 2006.

NOTE 6. STOCKHOLDERS’ EQUITY

Subscribed Stock

On January 30, 2006 1,720,000 shares were issued for $2,500,000 to a new shareholder who had already paid $ 850,442 in 2005. This prepayment was based on an investment agreement entered into on August 31, 2005. The Company received the remaining payments before the end of June 2006.

During the first nine months of 2006, subscriptions of $2,127,002 received from new stockholders were classified as other liabilities in the September 30, 2006 financial statements.

Stock Options

Collexis Stock Option Plan

Collexis considers a stock option plan as a powerful and strategic instrument for binding, stimulating, committing and awarding important key players to Collexis. The Company may grant statutory and non-statutory options to purchase shares of Common Stock. A total of 153,000 shares are reserved as Collexis Pool for employees.

A summary of our stock option activity is set forth below:

			Weighted
	Number Of	Exercise Price	Average
	Shares	Per Share	Exercise Price
Balance, December 31, 2004	95,000	$1.24 - 1.65	$1.56
Granted	360,000	$1.00	$1.00
Exercised	-	-	-
Cancelled	(75,000)	$1.65	$1.65
Balance, December 31, 2005	380,000	$1.00 - 1.18	$1.06
Granted	1,138,612	$1.00 - 7.50	$1.70
Exercised	-	-	-
Cancelled	(30,000)	$1.00 - 1.18	$1.12
Balance, September 30, 2006	1,488,612	$1.00 - 7.50	$1.70

Exercisable, September 30, 2006	252,194	$1.00 - 7.50	$2.40

The following table summarizes additional information about stock options outstanding at September 30, 2006:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
Exercise Price	Number Of	Average	Average	Number	Average
Per Share	Shares	Remaining Life	Exercise Price	Exercisable	Exercise Price

$1.00	1,002,500	2.33	$1.00	170,082	$1.00
$3.00	10,000	2.81	$3.00	-	-
$3.875	51,612	4.78	$3.875	51,612	$3.875
$7.50	100,500	3.54	$7.50	30,500	$7.50

	1,164,612	2.55	$1.70	252,194	$2.40

NOTE 7. OPERATING SEGMENTS

The Company sells to profit and non profit companies within the Netherlands, the European Union and the United States. The Company’s operating activities consist of a single segment.

NOTE 8. CONTINGENCIES

The Company has not been involved in disputes and/or litigation encountered in its normal course of business. The Company does not expect proceedings that will have a material adverse effect on its business, consolidated financial condition, results of operations or cash flows.

NOTE 9 SUBSEQUENT EVENTS

On October 9, 2006, the shareholders of SyynX granted to the Company, in exchange for 500,000 euros (approximately $700,000USD), the right to demand, for a two year period ending October, 2008, that these shareholders sell their shares in SyynX to the Company for a purchase price of 5,000,000 euros (approximately $7.0 million USD). The amounts paid can be used as a reduction of the purchase price if and when the company exercises the option. Additionally, if the merger is consummated, the Company will grant 2.1 million options to purchase shares of the Company’s stock to certain shareholders and employees of SyynX at an exercise price of $0.75 per share.

Subsequent to December 31, 2005, the Company entered into a lease for office space in Columbia, South Carolina expiring September 30, 2009. Minimum future rentals under this lease at September 30, 2006 were as follows:

Years ended December 31,	Minimum Furniture Rentals

2006 (3 months)	$11,471
2007	53,760
2008	56,672
2009	43,296
Total	$165,199

On February 13, 2007, the stockholders of the Company agreed to transfer their shares in the Company in exchange for 3,000 shares of Collexis Holdings, Inc., par value $.001.

In connection with the completion of the merger on February 14, 2007, the Company issued 46,182,370 shares of Common Stock in exchange for the common stock of Collexis Delaware. This includes 3,284,090 shares of Common Stock issued in exchange for shares of our common shares that had been sold in a private placement in October 2006 for the post-merger equivalent of $.75 per share of Common Stock. On the same date, the Company completed the private sale of 2,836,358 shares of its Common Stock for $.75 per share.